UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 8, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) entered into an amended and restated employment agreement with Jonathan W. Berger, the Company’s Chief Executive Officer (the “Amended Agreement”), amending and restating his employment agreement dated as of September 7, 2010 (the “Employment Agreement”). The Amended Agreement provides, among other things, that if Mr. Berger is terminated within twenty-four months of a change in control, the Company will pay Mr. Berger, in lieu of any cash severance payment, a change in control payment equal to: (a) two (2) times the sum of his then current base salary plus the average of his actual annual bonus over the three year period immediately preceding his termination; and (b) the pro rata portion of his annual bonus and Supplemental Savings Plan benefits earned through the termination date. In the event of such a termination, Mr. Berger is also entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards (excluding performance-based equity awards, for which vesting credit may be awarded at the sole discretion of the Compensation Committee). The Amended Agreement also updates Mr. Berger’s base salary to the present amount of $575,000 for fiscal year 2014, removes provisions that are inapplicable due to the passage of time and clarifies certain ambiguities in the Employment Agreement.

Except as set forth above, all other substantive terms of the Employment Agreement remain unchanged.

The foregoing summary description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Shareholders on May 7, 2014. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters voted upon were (1) the election of two directors to serve for a three-year term expiring at the 2017 Annual Meeting of Stockholders and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and (3) the advisory vote on executive compensation. A total of 55,462,507 votes were cast. The results with respect to each matter are set out below:

a) Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Withheld	Broker non- votes
Peter R. Deutsch	47,668,819	1,577,270	6,216,418
Nathan D. Leight	37,475,759	11,770,330	6,216,418

Based on the votes set forth above, the director nominees were duly elected.

b) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014 was approved with the following vote:

Number of Votes
For	52,886,839
Against	1,565,774
Abstain	1,009,894

c) The advisory vote on executive compensation was approved with the following vote:

Number of Votes
For	46,926,034
Against	1,262,401
Abstain	1,057,654
Broker non-votes	6,216,418

Item 9.01 Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d) Exhibits

10.1	Amended and Restated Employment Agreement with Jonathan W. Berger, dated as of May 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Katherine M. Hayes
Date: May 13, 2014	Katherine M. Hayes
Interim Chief Financial Officer